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                                                                   EXHIBIT 10.20

ACRE HPC, LLC

                                                     c/o iStar Financial, Inc.
                                                     1114 Avenue of the Americas
                                                     New York, NY 10036
                                                     Ph:  (212)930-9407
                                                     Fx:  (212)930-9494

                                       December 21, 2000

VIA OVERNIGHT MAIL

The Holmes Group, Inc.
233 Fortune Boulevard
Milford, MA 01757
Attn:  Ira B. Morgenstern, Senior Vice President
       Paul Izzo, Esq., General Counsel

With carbon copies via Overnight Mail to each of the persons specified on SCHEDULE A

RE: Supplement to Lease Agreement dated as of January 7, 2000 by and between ACRE HPC, LLC, as Landlord, and The Holmes Group, Inc., as Tenant

Dear Mr. Morgenstern and Mr. Izzo:

     Reference is hereby made to that certain Lease Agreement (the "Lease") dated as of January 7, 2000 by and between ACRE HPC, LLC, as landlord ("Landlord"), and The Holmes Group, LLC, as tenant ("Tenant"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease.

     Pursuant to Paragraph (c) of the Basic Lease Information, Landlord recognizes that the guaranteed maximum price under the Construction Contract has increased by a total amount equal to $903,391.00 and has agreed to advance the full $500,000 contingency outlined in the Project Budget and advance an additional $403,391.00 to cover the increase.

     Therefore, the annual Fixed Rent will increase by a total of $108,924.00 ($500,000 *11.7% plus $403,391 *12.5%) for a new annual Fixed Rent of
$2,374,339.00. Beginning in the month of January 2001 and every month thereafter until September of 2002, the monthly payments shall be in the amount of $197,862.00. Because the additional funds shall be deemed

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advanced on December 26, 2000, please add an additional $1,788.00 ($298.00 * 6 days) to the Fixed Rent payment due January 15, 2001.

     If, upon Final Completion of the Improvements, not all of the funds advanced have been used, then the Fixed Rent will be decreased as outlined in Paragraph (c) and confirmed in a second supplement to the Lease.

     Please sign a copy of this letter where indicated, so that it will serve as a supplement to the Lease. If you have any further questions, please feel free to call Samantha Garbus at 212-930-9407 or Mike Dorsch at 617-292-9994. Thank you for your cooperation.

ACRE HPC, LLC
By:  ACRE SIMON, L.L.C., its sole member
By:  iStar Merger Co. I, its Operating Member

By: /s/ H. Cabot Lodge III
   -----------------------------------
   H. Cabot Lodge III
   Its Authorized Representative

Acknowledged this 31ST  day of December, 2000

By The Holmes Group, Inc.

By: /s/ Ira B. Morgenstern
   -----------------------------------

Title:  CFO



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SCHEDULE A

                             LIST OF COPY RECIPIENTS


          Fleet National Bank
          Mail Stop:  RI MO 215
          Suite 800
          111 Westminster Street
          Providence, RI 02903
          Fax Number:  (401)278-5166
          Attn:  Allison M. Gauthier
                 Vice President

          Hinckley, Allen & Snyder, LLP
          1500 Fleet Center
          Providence, RI 02903
          Fax:  Number:  (401)277-9600
          Attn:  Matthew T. Marcello, III, Esq.
                 Joseph P. Curran, Esq.

          Posternak, Blankstein & Lund, L.L.P.
          100 Charles River Plaza
          Boston, MA 02114
          Attn:  Donald H. Siegel, P.C.
                 Jo Ann Marzullo, Esq.




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